UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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GateHouse Media, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of GateHouse Media, Inc. to be held on May 23, 2013 at 9:00 a.m., in the Board Room at GateHouse Media, Inc., located at 350 WillowBrook Office Park, Fairport, New York 14450.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by telephone, by internet or by mailing a proxy or voting instruction card. Voting by phone, by internet or by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your continued support and interest in GateHouse Media, Inc.

Sincerely,

Michael E. Reed
Chief Executive Officer

2013 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

GATEHOUSE MEDIA, INC.

350 WillowBrook Office Park

Fairport, New York 14450

(585) 598-0030

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m. on May 23, 2013

Place	Board Room at GateHouse Media, Inc., located at 350 WillowBrook Office Park, Fairport, New York 14450.

Items of Business	(1) To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2013.

(2) To consider and act upon a proposal to approve, on an advisory basis, the compensation of our named executive officers.

(3) To consider and act upon a proposal to select, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.

We will also consider and act upon such other business as may properly come before the meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a GateHouse Media, Inc. stockholder as of the close of business on March 25, 2013.

Meeting Admission

You are entitled to attend the annual meeting only if you were a GateHouse Media, Inc. stockholder of record as of the close of business on March 25, 2013 or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record or hold your shares through the GateHouse Media, Inc. Omnibus Stock Incentive Plan (the “Incentive Plan”), your ownership as of the record date will be verified prior to being admitted to the meeting. If your shares are held of record by a broker, bank, or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank, or other nominee confirming both (1) your legal right to vote the shares at the annual meeting, (2) your beneficial ownership of the shares on March 25, 2013, and (3) that the broker, bank, or other nominee is not voting the shares at the meeting. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting. The annual meeting will begin promptly at 9:00 a.m. Check-in will begin at 8:30 a.m. and you should allow ample time for the check-in procedures.

Voting

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and to complete, date and sign your proxy or voting instruction card and return it promptly or vote your shares by telephone or by internet as described on the proxy card or Notice of Internet Availability of Proxy Materials.

For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers — Voting Information beginning on page 3 of this proxy statement and the instructions on the proxy or voting instruction card or as instructed in the Notice of Internet Availability of Proxy Materials.

By order of the Board of Directors,

Polly Grunfeld Sack, Senior Vice President, Secretary and General Counsel

2013 Proxy Statement

QUESTIONS AND ANSWERS

Proxy Materials

1.	Why are these proxy materials being provided to stockholders?

The Board of Directors (the “Board”) of GateHouse Media, Inc., a Delaware corporation (hereafter referred to as “GateHouse Media,” the “Company,” “our” or “we”), is providing these proxy materials to you in connection with GateHouse Media’s annual meeting of stockholders, which will take place on May 23, 2013 at 9:00 a.m. The meeting will be held in the Board Room at our principal executive office, located at 350 WillowBrook Office Park, Fairport, New York 14450. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

2.	Why am I being asked to review materials on-line?

We are furnishing proxy materials to our stockholders on the internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders and the proxy materials will be available on our internet website on or about April 9, 2013.

3.	What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, GateHouse Media’s Board and Board committees, the compensation of directors and certain executive officers for fiscal year 2012, and other required information.

4.	How may I obtain GateHouse Media’s Form 10-K and other financial information?

A copy of our 2012 Annual Report, which includes our 2012 Form 10-K, is available on our website under the Investors tabs at www.gatehousemedia.com. Stockholders may request a free copy of our 2012 Annual Report, which includes our 2012 Form 10-K, by contacting GateHouse Media, Inc., Attn: Investor Relations, 350 WillowBrook Office Park, Fairport, New York 14450 or by contacting us at (585) 598-0030.

5.	What should I do if I receive more than one Notice of Internet Availability of Proxy Materials or voting materials?

You may receive more than one Notice of Internet Availability of Proxy Materials or, if you previously elected to receive printed proxy materials, a set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability of Proxy Materials or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials or proxy statement and proxy card. Please complete, sign, date and return each GateHouse Media proxy card and voting instruction card that you receive or vote by using the telephone for each proxy card and voting instruction card you receive.

If you are a stockholder of record and would like to only receive one Notice of Internet Availability of Proxy Materials or one set of proxy materials, please contact us at GateHouse Media, Inc., Attn: Investor

Relations, 350 WillowBrook Office Park, Fairport, New York 14450 or (585) 598-0030. If you hold your shares in street name through a stock broker, bank or other nominee and would like to only receive one Notice of Internet Availability of Proxy Materials or one set of proxy materials, then you must contact your stock broker, bank or other nominee to make such a request.

Voting Information

6.	What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are:

(1)	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 29, 2013;

(2)	To consider and act upon a proposal to approve, on an advisory basis, the compensation of our named executive officers; and

(3)	To consider and act upon a proposal to select, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.

We also will consider and act upon any other business that is properly presented at the annual meeting. Due to the resignation of Mr. Friedman on March 7, 2011, we no longer have any Class I directors and hence there are no Class I nominees standing for election.

7.	How does the Board recommend that I vote?

The Board recommends that you vote your shares ‘‘FOR’’ the ratification of EY as our independent registered public accounting firm for the 2012 fiscal year, “FOR” the approval of our advisory vote on the compensation of our named executive officers, and for the proposal to conduct a stockholder advisory vote on the compensation of our named executive officers EVERY YEAR.

8.	What shares can I vote?

Each share of GateHouse Media common stock issued and outstanding as of the close of business on March 25, 2013 is entitled to one vote on all items being voted upon at the annual meeting. You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the Record Date, we had 58,077,031 shares of common stock issued and outstanding.

9.	How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

10.	How can I vote my shares without attending the annual meeting?

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By Telephone — after your receipt of the proxy materials (either directly or as outlined in the Notice of Internet Availability of Proxy Materials). Stockholders of record of our common stock who live in the United States or Canada may submit proxies by following the ‘‘Vote by Telephone’’ instructions on the proxy cards. Most stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for telephone voting availability.

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By Mail — after your receipt of the proxy materials (either directly or as outlined in the Notice of Internet Availability of Proxy Materials). Stockholders of record of our common stock may submit proxies by completing, signing and dating their proxy cards. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided.

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By Internet — after your receipt of the proxy materials (either directly or as outlined in the Notice of Internet Availability of Proxy Materials). Stockholders of record of our common stock who live in the United States or Canada may submit proxies by following the “Vote by Internet” instructions included on the Notice of Internet Availability of Proxy Materials or proxy card. Most stockholders who hold shares beneficially in street name may vote by internet by going to the website specified on the Notice of Internet Availability of Proxy Materials or the voting instruction card provided by their broker, trustee or nominee.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares and the Notice of Internet Availability of Proxy Materials has been sent directly to you by American Stock Transfer & Trust Company. Please carefully consider the information contained in this proxy statement and, whether or not you plan to attend the meeting, vote by one of the above methods so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting.

If, like most stockholders of GateHouse Media, you hold your shares in street name through a stock broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of shares, and the Notice of Internet Availability of Proxy Materials is being forwarded to you by Broadridge Financial Solutions, Inc. Please carefully consider the information contained in this proxy statement and, whether or not you plan to attend the meeting, vote by one of the above methods so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting.

11.	What is the deadline for voting my shares?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the annual meeting or if you vote by telephone or Internet by 11:59 pm EDT on May 22, 2013. If you hold shares beneficially in street name, please follow the voting instructions provided by your broker, trustee or nominee.

12.	May I change my vote?

If you are the stockholder of record, you may revoke your proxy (i) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), (ii) by providing a written notice of revocation to the Corporate Secretary at the address noted below in response to Question 23 prior to the annual meeting, or (iii) by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request at the annual meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee in accordance with the instructions for the voting instruction card, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

13.	How are votes counted?

For the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 29, 2013, the approval of our advisory vote on the compensation of our named executive officers and other items of business that may be properly presented at the annual meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention will have no effect on the proposal since an abstention is not a vote cast.

For the proposal to conduct a stockholder advisory vote on the compensation of our named executive officers, you may vote “EVERY YEAR”, “EVERY TWO YEARS”, “EVERY THREE YEARS” or “ABSTAIN.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (‘‘FOR’’ ratification of our independent registered public accounting firm and no votes will be cast on your behalf with respect to the Say-on-Pay Vote, as defined below, and the Frequency Vote, as defined below).

14.	What is the voting requirement to approve each of the proposals?

The ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 29, 2013, the approval of our advisory vote on the compensation of our named executive officers and other items of business that may be properly presented at the annual meeting will be decided by a majority of the votes cast. The proposal to conduct a stockholder advisory vote on the compensation of our named executive officers, will be decided by a plurality of the votes cast. Although the advisory votes are non-binding, the Board values the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers and determining how frequently to hold such votes.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute ‘‘broker non-votes.’’ Generally, broker non-votes occur when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. If you hold your shares in street name and do not instruct your bank or broker how to vote in the: (i) Say-on-Pay, as defined below; and/or (ii) Frequency Vote, as defined below, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares to ratify the selection of our independent registered public accounting firm. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and hence are not deemed cast for the proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions also will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained since they are not deemed cast for the proposal.

15.	What happens if additional matters are presented at the annual meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy pursuant to this proxy statement, the persons named as proxy holders, Garrett J. Cummings and Monica Treviso, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

16.	Who will serve as inspector of elections?

The inspectors of elections will be Elizabeth Lewis and Sheryl Costa.

17.	Who will bear the cost of soliciting votes for the annual meeting?

GateHouse Media is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

18.	Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting and publish final results on a Current Report on Form 8-K which will be filed by us with the SEC within four business days of the annual meeting.

Stock Ownership Information

19.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the annual meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

20.	What if I have questions for GateHouse Media’s transfer agent?

Please contact our transfer agent, American Stock Transfer & Trust Company at (800) 937-5449, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

Annual Meeting Information

21.	How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were a GateHouse Media stockholder as of the close of business on March 25, 2013 or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 25, 2013, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

The meeting will begin promptly at 9:00 a.m. Check-in will begin at 8:30 a.m., and you should allow ample time for the check-in procedures.

22.	How many shares must be present or represented to conduct business at the annual meeting?

Holders of a majority of shares of our common stock entitled to vote must be present in person or represented by proxy in order to conduct business and vote on matters raised at the meeting. Both abstentions and broker non-votes described previously in Question 14 are counted for the purposes of determining the presence of a quorum.

Stockholder Proposals, Director Nominations and Related Bylaw Provisions

23.	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 9, 2013. Such proposals also must comply with Rule 14a-8 promulgated by the SEC regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

GateHouse Media, Inc.

Attn: Corporate Secretary

350 WillowBrook Office Park

Fairport, New York 14450

For a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, the stockholder must provide the information required by our Amended and Restated Bylaws and give timely notice to the Corporate Secretary in accordance with our Amended and Restated Bylaws, which, in general, require that the notice be received by the Corporate Secretary:

•	Not earlier than the close of business on January 23, 2014; and

•	Not later than the close of business on February 22, 2014.

If the date of the stockholder meeting is moved to a date more than 25 days before or after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first.

24.	How may I recommend or nominate individuals to serve as directors?

You may propose director candidates for consideration by the Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth in response to Question 23 above.

In addition, our Amended and Restated Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver the information required by our Amended and Restated Bylaws and a statement by the nominee consenting to being named as a nominee and consenting to serve as a director if elected.

25.	What is the deadline to nominate individuals to serve as directors?

To nominate an individual for election as a director at next year’s annual stockholder meeting, the stockholder must give timely notice to the Corporate Secretary in accordance with our Amended and Restated Bylaws, which, in general, require that the notice be received by the Corporate Secretary between the close of business on January 23, 2014 and the close of business on February 22, 2014, unless the annual meeting is moved to a date more than 25 days before or after the anniversary of the prior year’s annual meeting, in which case the deadline will be as described in Question 23.

26.	How may I obtain a copy of GateHouse Media’s Amended and Restated Bylaw provisions regarding stockholder proposals and director nominations?

You may contact our Corporate Secretary at our principal executive offices, set forth in response to Question 23 above, for a copy of the relevant Amended and Restated Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our Amended and Restated Bylaws also are available under the Investors tabs on our website at www.gatehousemedia.com.

Further Questions

27.	Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy or if you need additional copies of this proxy statement or voting materials, you should contact Mark Maring by at (585) 598-6874 or by email at investorrelations@gatehousemedia.com.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

GateHouse Media is committed to maintaining high standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. To that end, we have adopted a Code of Business Conduct and Ethics for our directors, officers and employees, including a separate Code of Ethics for our Chief Executive Officer and senior financial officers. In addition, we have adopted the Corporate Governance Guidelines of GateHouse Media, Inc., as most recently amended and restated on April 4, 2011 (our “Corporate Governance Guidelines”), which, in conjunction with our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and Audit Committee charter, form the framework for our corporate governance. All of our corporate governance materials, including the Audit Committee charter, are available under the Investors tabs on our website at www.gatehousemedia.com.

These materials also are available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and makes modifications as warranted.

Board and Board Committee Independence

After the resignation of Richard L. Friedman from the Board on March 7, 2011 and the death of Burl Osborne on August 15, 2012, we currently have only one independent director. For a director to be considered independent, the Board must determine that the director does not have any material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The Board has established guidelines to assist it in determining director independence, which conform to the independence standards of the New York Stock Exchange. As of the date of this proxy statement, the Board has determined that, out of our three current directors, Mr. Sheehan constitutes the sole independent director.

According to our Corporate Governance Guidelines, all members of the Audit Committee must be independent directors. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their compensation for service as directors.

Executive Sessions

Until we appoint another independent director, there will be no executive sessions of our independent directors. Usually, our independent directors meet at least once each year in regularly scheduled executive sessions. Additional executive sessions may be scheduled by the independent directors. The chairperson of the Audit Committee presides over these sessions.

Board Structure and Committee Composition

As of the date of this proxy statement, the Board has three directors, a standing Audit Committee and a Special Committee. On December 19, 2008, the Board discharged its Nominating and Corporate Governance Committee and its Compensation Committee. The committee membership and function of the Audit Committee is described below. The Audit Committee operates under a written charter adopted by the Board.

Except for Mr. Edens, our Chairman of the Board who joined the board in June of 2005, all of our current directors joined the Board on October 24, 2006. During fiscal year 2012, the Board held five meetings. Each director attended at least 75% of the Board meetings and committee meetings on which he served (except for Mr. Edens, who attended less than 75% of the meetings). During fiscal year 2012, the Board also took corporate action by written consents without a meeting. Each director is expected to attend, absent unusual circumstances, all annual and special meetings of stockholders.

Name of Director	Special Committee	Audit Committee
Wesley R. Edens — Chairman of the Board
Michael E. Reed
Kevin M. Sheehan	Member	Chair

Board Leadership Structure

We currently split the roles of Chairman of the Board and Chief Executive Officer. The Board believes that separating these two positions allows each person to focus on their individual responsibilities and enhances the accountability of our Chief Executive Officer to the Board. Under this structure, our Chief Executive Officer can focus his attention on the day-to-day operations and performance of our Company and on implementing our longer-term strategic direction. At the same time, our Chairman of the Board can focus his attention on longer term strategic issues, setting the agenda for and on providing insight and guidance to our Chief Executive Officer. We currently believe that the separation of the roles of Chairman of the Board and Chief Executive Officer is appropriate, however, our Corporate Governance Guidelines do not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board is free to choose its Chairman of the Board in anyway that it deems best at any given point in time.

The Board’s Role in Risk Oversight

The Board is responsible for enterprise risk management, including risks associated with our corporate governance, such as board organization, membership, structure and leadership succession planning, as well as the management of risks arising from our executive compensation policies and programs. While the Board retains responsibility for the general oversight of risks, it has delegated financial oversight to our Audit Committee, which focuses on financial risk, including those that could arise from our accounting and financial reporting processes and our consolidated financial statement audits.

The Board and the Audit Committee work together to provide enterprise-wide oversight of our management and handling of risk. These responsibilities are satisfied through periodic reports from the Audit Committee chairman regarding the risk considerations within its area of expertise, as well as through periodic reports to the Board, or the Audit Committee, from our management team on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. The Board, or the Audit Committee with respect to risks within its scope, reviews these reports to enable it to understand our risk identification, risk management and risk mitigation strategies. The Audit Committee chairman will report to the Board at subsequent Board meetings regarding particular risks within the scope of the Audit Committee, enabling the Board and the Audit Committee to coordinate the risk oversight role.

Audit Committee

The Audit Committee was established under a written charter which became effective as of the time we were first listed on the New York Stock Exchange (we were delisted from the New York Stock Exchange effective October 24, 2008), and which was last amended and restated on December 18, 2008. Our Audit Committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements. In particular, our Audit Committee: (a) assists the Board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence and the performance of our internal audit function and independent auditors; (b) assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm; (c) provides a forum for consideration of matters relating to any audit issues; and (d) prepares the audit committee report that the SEC rules require be included in our annual proxy statement. The Audit Committee met four times during fiscal year 2012, in addition to acting by written consent without a meeting. The Audit Committee Charter requires such committee to be comprised of at least two members as determined from time to time by the Board. As of the date of this proxy statement, the Audit Committee has one member Mr. Sheehan. The other member, Mr. Osborne, passed away on August 15, 2012. Mr. Sheehan is our Audit Committee chair and our Audit Committee financial expert under applicable SEC rules. Members of our Audit Committee are ‘‘independent’’ as defined under the Exchange Act and New York Stock Exchange rules.

Special Committee

The Company’s senior secured debt will mature in August 2014. Certain funds managed by an affiliate of Fortress Investment Group LLC have indicated that they may propose a restructuring of this debt and the equity of the Company (the “Potential Fortress Proposal”). On February 19, 2013, the Board formed a Special Committee to review and evaluate any Potential Fortress Proposal and other strategic alternatives for the Company, including a potential recapitalization of the Company. The Board has delegated to the Special Committee its full and exclusive powers, to the fullest extent permitted by law, with respect to the review, evaluation, and approval or rejection of any Potential Fortress Proposal, and the review and evaluation of strategic alternatives, on behalf of the Company. The Board may neither authorize nor recommend any Potential Fortress Proposal to the Company’s stockholders without first obtaining the Special Committee’s recommendation in favor thereof. The sole member of the Special Committee is Mr. Sheehan, who is not a member of the Company’s management, and neither has been nor is affiliated with any party that might have an interest in a strategic alternative.

On February 19, 2013, the Board approved (without Mr. Sheehan’s participation) payment of (a) a retainer of $50,000 and (b) a per-meeting fee of $1,000 as remuneration to Mr. Sheehan for his service on the Special Committee. Mr. Sheehan’s compensation for serving on the Special Committee is in no way contingent upon the outcome of the Special Committee’s review of any Potential Fortress Proposal and other strategic alternatives.

Compensation Committee

On December 19, 2008 the Board discharged its standing Compensation Committee. The Board is of the view that it has the requisite skill and judgment to perform this function without a formal committee. Currently, the entire Board, except for Mr. Reed, performs those functions that were customarily performed by the Compensation Committee, which include: (a) reviewing policy relating to the compensation and benefits of our officers and employees; (b) reviewing and approving the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other senior officers; (c) evaluating performance of such officers in light of those goals and objectives and determining compensation of these officers based on such evaluations; and (d) reviewing the executive compensation disclosure in our proxy statement.

Nominating and Corporate Governance Committee

On December 19, 2008 the Board discharged its standing Nominating and Corporate Governance Committee. The Board is of the view that it has the requisite skill and judgment to perform this function without a formal committee. Currently, the entire Board performs those functions that were customarily performed by the Nominating and Corporate Governance Committee. The primary function of the Board, when serving in this role, is to: (a) identify, review and recommend nominees for election as directors; (b) recommend directors to serve on the committees; (c) oversee the evaluation of our management; and (d) develop, review and recommend corporate governance guidelines.

Director Nominees

Stockholder Recommendations

The Board will consider properly submitted stockholder recommendations of candidates for membership on the Board according to the procedures described below under ‘‘Identifying and Evaluating Candidates for Directors.’’ In evaluating such recommendations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under ‘‘Director Qualifications.’’ Any stockholder recommendations proposed for consideration by the Board must be in writing, include the candidate’s name and qualifications for Board membership and should be addressed to:

GateHouse Media, Inc.

Attn: Corporate Secretary

350 WillowBrook Office Park

Fairport, New York 14450

Fax: (585) 248-9562

Stockholder Nominations

In addition, our Amended and Restated Bylaws permit stockholders to nominate directors for consideration at any annual stockholder meeting. For a description of the process for nominating directors at the annual meeting, see “Questions and Answers — Stockholder Proposals, Director Nominations and Related Bylaw Provisions — Question 24”.

Director Qualifications

Our Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended for a position on the Board. At a minimum, the Board shall consider: (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of our Company; and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the Board may consider include a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, material relationships with our Company and independence from our management and our Company. The Board also may seek director candidates with a diversity of backgrounds, experiences, gender and race. Each candidate should be committed to enhancing stockholder value and should have sufficient time to carry out the required duties and to provide insight and practical wisdom based on experience. A candidate’s service on other boards of public companies should be limited to a number that permits the candidate to perform responsibly all director duties. Each director must represent the interest of all of our stockholders.

Identifying and Evaluating Candidates for Directors

The Board uses a variety of methods for identifying and evaluating nominees for director. The Board regularly assesses its appropriate size and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board may consider several potential candidates. Candidates may come to the attention of the Board through its current members, professional search firms, stockholders or other persons.

Identified candidates are evaluated at regular or special meetings of the Board and may be considered at any point during the year. As described above, the Board considers properly submitted stockholder recommendations for candidates for the Board to be included in our proxy statement and evaluates such candidates using the same criteria as other candidates. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials should be addressed to:

GateHouse Media, Inc.

Attn: Corporate Secretary

350 WillowBrook Office Park

Fairport, New York 14450

Fax: (585) 248-9562

Communications with Directors

The Board has adopted a process by which stockholders and other interested parties may communicate with the independent directors of the Board or the chairperson of the Audit Committee by regular mail. You may send communications by regular mail to the attention of the Chairperson, Audit Committee; or to the independent directors as a group to the Independent Directors, each c/o Corporate Secretary, GateHouse Media, Inc., 350 WillowBrook Office Park, Fairport, New York 14450.

Our management will review all communications received to determine whether the communication requires immediate action. Management will pass on all communications received, or a summary of such communications, to the appropriate director or directors.

DIRECTOR COMPENSATION

Our outside directors receive an annual cash retainer of $50,000, which is payable in two semi-annual installments. We pay our Audit Committee chairperson a $10,000 annual cash retainer, which is payable in two semi-annual installments.

On February 19, 2013, the Board approved (without the participation of Mr. Sheehan) that Mr. Sheehan will receive (a) an annual cash retainer of $50,000; and (b) a per meeting fee of $1,000, as remuneration for his service on the Special Committee. These amounts are in addition to other amounts paid to Mr. Sheehan for service on the Board and for service as the Audit Committee chairperson.

2012 Director Compensation Table

The following table provides information about the compensation earned by our outside directors during 2012.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Total ($)
Wesley R. Edens(3)	0	0
Burl Osborne(4)	31,250	31,250
Kevin M. Sheehan	60,000	60,000

(1)	Amounts in this column reflect the annual cash retainer of $50,000 earned for 2012.

(2)	Mr. Sheehan’s annual cash retainer includes an additional $10,000 retainer he earned as Chair of the Audit Committee.

(3)	Mr. Edens is not an independent director (he is affiliated with our largest stockholder — Fortress Investment Group) and he receives no compensation for his services as a director.

(4)	Mr. Osborne died on August 15, 2012. Cash retainer reflects prorated payment for time served as director.

DIRECTORS

In accordance with the terms of our Amended and Restated Certificate of Incorporation, the Board is divided into three classes of directors (designated Class I, Class II and Class III) of the same or nearly the same number to the extent practicable. Due to the resignation of Mr. Friedman on March 7, 2011 and the death of Burl Osborne on August 15, 2012, we currently have no Class I directors, one Class II director, and two Class III directors. At each annual meeting of stockholders, one class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. As a result, absent extenuating circumstances, a portion of the Board will be elected each year.

Our Amended and Restated Certificate of Incorporation authorizes a Board consisting of at least three, but no more than seven, members, with the exact number of directors to be fixed from time to time by a resolution of the majority of the Board (or by a duly adopted amendment to the Certificate of Incorporation). Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into classes with staggered three-year terms may delay or prevent a change of management or a change in control.

There are no Class I nominees for election to our Board at this year’s Annual Meeting.

The following Class II director is serving on the Board for a term that ends at the 2014 Annual Meeting:

Michael E. Reed Director since October 2006 Age 46

Mr. Reed became GateHouse Media’s Chief Executive Officer in February of 2006. He was formerly the President and Chief Executive Officer of Community Newspaper Holdings, Inc., or ‘‘CNHI’’, a leading publisher of local news and information and had served in that capacity since 1999. Mr. Reed served as CNHI’s Chief Financial Officer from 1997 to 1999. Prior to that, he worked for Park Communications, Inc., a multimedia company, located in Ithaca, New York. Mr. Reed currently serves on the Board of Directors for the Newspaper Association of America. Mr. Reed also serves on the Board of Directors for the Minneapolis Star Tribune. Mr. Reed formerly served as a director of the Associated Press and Chairman of the Audit Committee for the Associated Press. Mr. Reed was also a member of the Board of Visitors of the University of Alabama’s College of Communication and Information Sciences and was a member of the Grady College Journalism School’s Board of Advisors.

Mr. Reed has a deep understanding of our operations, strategy and people, as well as our industry, serving as our Chief Executive Officer for over seven years. He has also served in senior executive capacities with other companies in the newspaper and publishing industries. Mr. Reed has extensive corporate board experience.

The following Class III directors are serving on the Board for a term that ends at the 2015 Annual Meeting:

Wesley R. Edens Chairman of the Board since June 2005 Age 51

Mr. Edens is a principal and Co-Chairman of the Board of Directors of Fortress Investment Group LLC (“Fortress”). Mr. Edens has been Co-Chairman of the Board of Directors of Fortress since August 2009 and a member of the Board of Directors of Fortress since November 2006. Mr. Edens has been a member of the Management Committee of Fortress since 1998. Mr. Edens is responsible for Fortress’ private equity and publicly traded alternative investment businesses. Prior to co-founding Fortress in 1998, Mr. Edens was a partner and managing director of BlackRock Financial Management Inc., where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and managing director of Lehman Brothers.

Mr. Edens has extensive experience in the venture capital, private equity and investment advisory fields. Mr. Edens brings to our board his expertise in leading organizations, dealing with capital markets, finance transactions and acquisition matters, as well as fundamental financial statement analysis, including balance sheets, income statements and cash flow statements.

Kevin Sheehan Director since October 2006 Age 59

Mr. Sheehan currently serves as Chief Executive Officer of Norwegian Cruise Line, which he joined in 2007. Previously, Mr. Sheehan provided consulting services to Cerebrus Capital Management LP (2006-2007) and provided consulting services to Clayton Dubilier & Rice from 2005 until 2006. Prior thereto, Mr. Sheehan was Chairman and Chief Executive Officer of Cendant Corporation’s Vehicle Services Division (included responsibility for Avis Rent A Car, Budget Rent A Car, Budget Truck, PHH Fleet Management and Wright Express) from January 2003 until May 2005. From March 2001 until May 2003, Mr. Sheehan served as Chief Financial Officer of Cendant Corporation. From August 1999 to February 2001, Mr. Sheehan was President-Corporate and Business Affairs and Chief Financial Officer of Avis Group Holdings, Inc. and a director of that company from June 1999 until February 2001. From August 2005 to January 2008, Mr. Sheehan served on the faculty of Adelphi University as a Distinguished Visiting Professor — Accounting, Finance and Economics. Mr. Sheehan currently serves on the Boards of Dave & Busters and XOJETS.

Mr. Sheehan has significant experience in a senior management capacity for large corporations. Specifically, his experience as the Chief Financial Officer of several large corporations provide him with important experience and skills, as well as an understanding of the complexities of our current economic environment. Mr. Sheehan also brings significant financial expertise to our Board.

PROPOSAL ONE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP (“EY”), served as our independent registered public accounting firm for the fiscal year ending December 30, 2012. The Audit Committee has selected EY as our independent registered public accounting firm for the fiscal year ending December 29, 2013. This selection will be presented to stockholders for ratification at the annual meeting. The Audit Committee will consider the outcome of this vote in its future deliberations regarding the selection of our independent registered public accounting firm.

The Board recommends a vote in favor of the proposal to ratify the selection of EY as our independent registered public accounting firm for the fiscal year ending December 29, 2013 and the persons named as proxy holders (unless otherwise instructed) will vote such proxies “FOR” this proposal.

We have been advised that an EY representative will be present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will also be given an opportunity to make a statement if he or she should so desire.

Fees Paid to EY

The following table sets forth the fees, which include out-of-pocket expenses, for services provided by EY during the fiscal years 2012 and 2011, ending December 30, 2012 and January 1, 2012, respectively.

	2012	2011
Audit Fees	$868,300	$831,304
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total	$868,300	$831,304

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services.

(a) Audit Fees.    These are fees for professional services rendered by EY for: (1) the audit of our annual consolidated financial statements; and (2) the review of financial statements included in our Quarterly Reports on Form 10-Q.

(b) Audit-Related Fees.    For the fiscal years ending December 30, 2012 and January 1, 2012, no fees were incurred for these services. Audit-related fees would include assurance and related services rendered by EY that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees. These services consist of consultation on financial accounting and reporting and due diligence assistance with acquisitions.

(c) Tax Fees.    For the fiscal years ending December 30, 2012 and January 1, 2012, no fees were incurred for these services. Tax fees would include professional services rendered by EY with respect to tax compliance (i.e. tax returns), tax advice and tax planning.

(d) All Other Fees.    For the fiscal years ending December 30, 2012 and January 1, 2012, no fees were incurred for these services. All other fees would include professional services rendered by EY that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees, audit-related fees or tax fees.

Audit Committee Pre-approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by the independent registered public accounting firm prior to their engagement for such services. Accordingly, all audit services for which EY was engaged were pre-approved by the Audit Committee.

For each engagement, management provides the Audit Committee with information about the services and fees sufficiently detailed to allow the Audit Committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor. After the end of the audit year, management provides the Audit Committee with a summary of the actual fees incurred for the completed audit year.

Vote Required and Recommendation

Ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 29, 2013 requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted at the meeting.

The Board unanimously recommends that you vote “FOR” Proposal 1 relating to the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 29, 2013.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for conducting independent audits of the Company’s financial statements and management’s assessment of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements and management’s assessment based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities.

As part of its oversight responsibility, the Audit Committee has:

•

reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of the Company’s internal control over financial reporting with management and the Company’s independent registered public accounting firm;

•

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and

•	discussed with it that firm’s independence.

Based upon the reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 30, 2012 for filing with the SEC.

By: The Audit Committee

Kevin M. Sheehan, Chairman

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 25, 2013 (except as noted otherwise) by: (a) each of our directors and named executive officers, (b) each person or group known to us holding more than 5% of our common stock, and (c) all of our directors and executive officers as a group. Except as otherwise indicated, each owner has sole voting and investment powers with respect to the securities listed. The information provided in the table is based on our records, information filed with SEC and information provided to us, except where otherwise noted.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class

Named Executive Officers and Directors(2)
Michael E. Reed	407,087	*
Melinda A. Janik	100,000	*
Kirk Davis	72,506	*
Polly G. Sack	43,540	*
Mark Maring	100,372	*
Wesley R. Edens(3)	22,975,800	39.6%
Kevin M. Sheehan	53,667	*
All Executive Officers and Directors as a group: (8 persons)	23,752,972	40.9%
5% Stockholders: Fortress Investment Holdings LLC(3)(4)	22,975,800	39.6%

*	Less than one percent.

(1)	Consists of shares held, including shares of restricted stock subject to vesting.

(2)	The address of each officer or director listed in the table above is: c/o GateHouse Media, Inc., 350 WillowBrook Office Park, Fairport, New York 14450.

(3)

Includes: 22,975,800 shares held by certain affiliates of Fortress Investment Group LLC (“FIG”). FIF III Liberty Holdings LLC (“FIF Liberty Holdings”) directly owns 22,050,000 of such shares. The members of FIF Liberty Holdings are Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) L.P., Fortress Investment Fund III (Fund E) L.P., Fortress Investment Fund III (Coinvestment Fund A) LP, Fortress Investment Fund III (Coinvestment Fund B) LP, Fortress Investment Fund III (Coinvestment Fund C) LP and Fortress Investment Fund III (Coinvestment Fund D) L.P. (collectively, the “Fund III Funds”). Fortress Fund III GP LLC is the general partner of each of the Fund III Funds and its sole member is Fortress Investment Fund GP (Holdings) LLC. The sole member of Fortress Investment Fund GP (Holdings) LLC is Fortress Operating Entity I LP (“FOE I”).

505,100 and 170,700 shares are directly owned by Fortress Partners Securities LLC (“FPS”) and Fortress Partners Offshore Securities LLC (“FPOS”) respectively. Fortress Partners Fund LP (“FPF”) is the sole member of FPS and Fortress Partners Advisors LLC (“FPA”) is the investment advisor of FPF. Fortress Partners Master Fund LP (“FPM”) is the sole member of FPOS. Fortress Partners Offshore Master GP LLC is the general partner of FPM which has FOE I as its sole managing member.

225,000 shares and 25,000 shares are directly owned by Drawbridge DSO Securities LLC (“Drawbridge DSO”) and Drawbridge OSO Securities LLC (“Drawbridge OSO”), respectively. Drawbridge Special Opportunities Fund LP (“DBSO LP”) is the sole member of Drawbridge DSO and Drawbridge Special Opportunities Fund Ltd. (“DBSO Ltd”) is the sole member of Drawbridge OSO. Drawbridge Special Opportunities Advisors LLC (“DSOA”) is the investment advisor for each of DBSO LP and DBSO Ltd.

FIG LLC is the sole member of DSOA and FPA. FIG LLC is wholly owned by FOE I. FIG Corp is the general partner of FOE I. FIG Corp is wholly owned by FIG.

Mr. Edens may be deemed to beneficially own the shares listed as beneficially owned by FIG. Mr. Edens disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein and the inclusion of the shares herein shall not be deemed an admission of beneficial ownership of the reported shares for purposes of Section 16 or otherwise. Similarly, each of the affiliates of FIG listed above disclaims beneficial ownership of all reported shares except to the extent of its pecuniary interest therein and the inclusion of the shares in this report shall not be deemed an admission of beneficial ownership of the reported shares for purposes of Section 16 or otherwise.

(4)	The address of Fortress Investment Holdings LLC is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

RELATED PERSON TRANSACTIONS

Fortress

As of March 25, 2013, Fortress Investment Group LLC and certain of its affiliates, including certain funds managed by it or its affiliates, beneficially owned 39.6% of our outstanding common stock.

In addition, our Chairman, Wesley Edens, is the Chairman of the Management Committee of Fortress. We do not pay Mr. Edens a salary or any other form of compensation.

Fortress Indebtedness

As described more fully in our Annual Report on Form 10-K in Item 7 under the heading “Indebtedness”, affiliates of Fortress Investment Group LLC owned $410.9 million of the approximately $1.2 billion outstanding under the 2007 Credit Facility, as amended, as of March 7, 2013, of which $49.1 million was still waiting to be settled as of such date. These amounts were purchased on arms’ length terms in secondary market transactions. During 2012, we made: (a) interest payments totaling $25.3 million under the 2007 Credit Facility and of this amount $2.7 million was paid to Fortress; and (b) pursuant to the terms of the 2007 Credit Facility, principal payments in the amount of $7.1 million and of this amount $0.7 million was paid to Fortress.

Fortress Preferred Stock Agreement with Subsidiary

On August 21, 2008, FIF III Liberty Holdings LLC (“FIF III”), an affiliate of Fortress Investment Group LLC, purchased an aggregate of $11.5 million in 10% cumulative preferred stock of GateHouse Media Macomb Holdings, Inc. (“Macomb”), an operating subsidiary of ours. Macomb, which is an “Unrestricted Subsidiary” under the terms of the 2007 Credit Facility, used the proceeds from such sale of preferred stock to make an $11.5 million cash investment in Holdco non-voting 10% cumulative preferred stock. Under the Preferred Stock Agreement, FIF III had the right to require us to purchase its Macomb preferred stock during the five-year period following the full repayment by us of the 2008 Bridge Facility for an amount equal to the original purchase price plus accrued but unpaid dividends.

On December 7, 2010, FIF III, as the holder of the Macomb preferred stock, exercised its right to require us to purchase its Macomb preferred stock. We paid the purchase price of $14.1 million on December 8, 2010, which represented the sum of original purchase price paid by FIF III for the Macomb preferred stock and accrued but unpaid dividends thereon.

Fortress Investor Rights Agreement

On October 24, 2006, we entered into an Investor Rights Agreement with FIF III. The Investor Rights Agreement provides FIF III with certain rights with respect to the nomination of directors to the Board as well as registration rights for securities FIF III owns. The Investor Rights Agreement requires us to take all necessary or desirable action within our control to elect to the Board so long as FIF III and its permitted transferees beneficially own: (a) more than 50% of the voting power, four directors nominated by FIG Advisors LLC, an affiliate of Fortress (“FIG Advisors”), or such other party designated by Fortress; (b) between 25% and 50% of the voting power, three directors nominated by FIG Advisors; (c) between 10% and 25% of the voting power, two directors nominated by FIG Advisors; and (d) between 5% and 10% of the voting power, one director nominated by FIG Advisors. In the event that any designee of FIG Advisors shall for any reason cease to serve as a member of the Board during his term of office, FIG Advisors will be entitled to nominate an individual to fill the resulting vacancy on the Board. Each of Messrs. Eden, Reed and Sheehan were nominated by FIG Advisors.

Pursuant to the Investor Rights Agreement, we granted Fortress, for so long as it beneficially owns at least 5% of its issued and outstanding common stock, “demand” registration rights. Fortress is entitled to an aggregate of four demand registrations. We are not required to maintain the effectiveness of the registration statement for more than 60 days. We are also not required to effect any demand registration within six months of a “firm commitment” underwritten offering to which the requestor held “piggyback” rights and which included at least 50% of the securities requested by the requestor to be included.

We are not obligated to grant a request for a demand registration within four months of any other demand registration and may refuse a request for demand registration if, in its reasonable judgment, it is not feasible to proceed with the registration because of the unavailability of audited financial statements.

For as long as Fortress beneficially owns an amount of at least equal to 1% of our issued and outstanding common stock, Fortress also has “piggyback” registration rights that allow Fortress to include the shares of common stock that Fortress owns in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8) or by any of our other stockholders that may have registration rights in the future. The “piggyback” registration rights of Fortress are subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

We also granted Fortress, for as long as Fortress beneficially owns at least 5% or more of our common stock, the right to request shelf registrations on Form S-3, providing for an offering to be made on a continuous basis, subject to a time limit on our efforts to keep the shelf registration statement continuously effective and our right to suspend the use of a shelf registration prospectus for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12-month period) if we determine that certain disclosures required by the shelf registration statement would be detrimental to us or our stockholders.

We have agreed to indemnify Fortress against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which Fortress sells shares of our common stock, unless such liability arose from Fortress’ misstatement or omission, and Fortress has agreed to indemnify us against all losses caused by its misstatements or omissions. We have agreed to pay all expenses incident to registration and Fortress will pay its respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of its shares under such a registration statement.

Other Investment Activities of Fortress

Fortress and its affiliates engage in a broad spectrum of activities, including investment advisory activities, and have extensive investment activities that are independent from and may from time to time conflict with ours. Fortress and certain of its affiliates have in the past, and in the future may sponsor, advise or act as investment manager to, investment funds, portfolio companies of private equity investment funds and other persons or entities that have investment objectives that may overlap with ours and that may, therefore, compete with us for investment opportunities.

Cracked Rock Media

Kirk Davis, our President and Chief Operating Officer, is the owner of Cracked Rock Media, an owner of local newspapers in Central Massachusetts. Mr. Davis has no day-to-day operational involvement with Cracked Rock Media. Cracked Rock Media’s activities may from time to time conflict with ours.

EXECUTIVE OFFICERS

Michael E. Reed, age 46, became our Chief Executive Officer in February 2006 and became a director in October 2006. Mr. Reed’s business experience and background is set forth under Election of Directors on page 14 of this proxy statement.

Melinda A. Janik, age 56, became our Senior Vice President and Chief Financial Officer in February 2009. She formerly served as an officer and Vice President and Controller of Paychex, Inc., a provider of payroll, human resource services, from 2005 to 2009. Prior to joining Paychex, Inc., Ms. Janik served as Senior Vice President and Chief Financial Officer for Glimcher Realty Trust, a mall Real Estate Investment Trust based in Columbus, Ohio, from 2002 to 2004. Ms. Janik was formerly Vice President and Treasurer of NCR Corporation, a global provider of financial and retail self service solutions and data warehousing based in Atlanta, Georgia, from 1997 to 2002. Prior to that, she worked for the accounting firm Pricewaterhouse LLP. Ms. Janik is a Certified Public Accountant and holds an MBA in finance and accounting and a bachelor’s degree in chemistry from the State University of New York at Buffalo.

Kirk Davis, age 51, became our President and Chief Operating Officer in January 2009. Mr. Davis has been with us since 2006, serving as the Chief Executive Officer of GateHouse Media New England. Prior to joining us, Mr. Davis served as the Chief Executive Officer of Enterprise NewsMedia, LLC, also known as the South of Boston Media Group, from 2004 to 2006. Prior to that, Mr. Davis served as Vice President of Publishing for Turley Publications, Inc., a publishing and printing company, from 2002 to 2004. In 2001, Mr. Davis formed Cracked Rock Media, Inc. and began acquiring newspapers in Central Massachusetts. Mr. Davis still owns Cracked Rock Media, but has no day-to-day operational involvement. Prior to that, Mr. Davis served as President of Community Newspaper Company (“CNC”) from 1998 to 2001. Mr. Davis also served as President of a newspaper group in the Boston area (TAB Newspapers), which was part of CNC, from 1996 to 1998. Mr. Davis also served as a Publisher and managed newspaper companies in Pennsylvania, Massachusetts and California from 1990 to 1996. Mr. Davis also served as Vice President of Circulation and Marketing for Ingersoll Publications from 1985 to 1990. Mr. Davis attended Wright State University and Ohio University. He is past chairman of the board for the Suburban Newspapers of America (“SNA”) and as well as past chairman of the SNA Foundation. In 2007, Mr. Davis was elected to the Board of Directors of the Alliance for Audited Media.

Polly G. Sack, age 53, became our Vice President, Secretary and General Counsel in May 2006. Ms. Sack was named a Senior Vice President of ours in February 2009. She was formerly Senior Vice President and Director of Mergers and Acquisitions of IMG Worldwide, Inc. (“IMG”), a global sports, media and entertainment company, and had served in that capacity since 2001. Ms. Sack also served as IMG’s associate counsel and a vice president from 1992 to 2001. Prior to that, she worked in private practice for a major international law firm. Ms. Sack holds bachelor degrees in civil engineering and mathematics from the Massachusetts Institute of Technology and a master’s degree in civil engineering from Stanford University, in addition to a law degree from Stanford University Law School.

Mark Maring, age 46, became our Vice President of Investor Relations and Strategic Development in March 2008 and became our Treasurer in January 2009. Mr. Maring also served as our Interim Chief Financial Officer from August 2008 to February 2009. He was formerly a Vice President of Mendon Capital Advisors Corp, a registered investment advisor, from 2004 through 2008 where his responsibilities included risk management and hedging strategies. From 2000 to 2004 Mr. Maring was Vice President Investor Relations for Constellation Brands, Inc. (“Constellation”) an international producer and marketer of beverage alcohol brands. Mr. Maring also served as Constellation’s Director of Planning from 1997 to 2000. From 1992 to 1997, Mr. Maring worked with the accounting firm Arthur Andersen LLP. From 1987 to 1992 he worked for The Chase Manhattan Bank, N.A. in investment banking. Mr. Maring is a certified public accountant and holds a master’s degree in finance and accounting, from the Simon School of Business at the University of Rochester and a B.S. from St. John Fisher College.

PROPOSALS TWO AND THREE — ADVISORY VOTES ON EXECUTIVE COMPENSATION

General

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) was signed into law by President Obama. The Act provides for a number of corporate governance and executive compensation reforms, including the requirement that U.S. public companies provide stockholders a non-binding advisory vote on the compensation of their named executive officers (a “Say-on-Pay Vote” or “Say-on-Pay”). The Say-on-Pay Vote must occur at least once every three years, and stockholders must also be given, at least once every six years, an advisory vote regarding whether future Say-on-Pay Votes will occur every one, two or three years (“Frequency Vote”). The initial Say-on-Pay Vote and Frequency Vote for all public companies that qualify as smaller reporting companies, such as the Company, must occur at a company’s first annual stockholder meeting taking place on or after January 21, 2013. Accordingly, we will have Say-on-Pay and Frequency Vote at our 2013 Annual Meeting.

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION

An executive compensation program that promotes the creation of value for our stockholders is an important matter for the Company. We structure compensation for our executive officers:

•	to focus the executives’ performance on building long-term value through the achievement of short-term and long-term objectives; and

•	to permit us to recruit, retain and motivate highly qualified executives by offering competitive compensation and rewarding superior performance.

We urge you to read “Compensation of Named Executive Officers” beginning on page 23 of this Proxy Statement, for details on our executive compensation.

Vote Required and Recommendation

As an advisory vote, the result is non-binding on the Company and the Board. However, the Board values the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

The vote of a majority of the shares of our common stock present in person or represented by proxy and duly cast at the meeting is required for approval of this advisory proposal. Accordingly, broker non-votes will have no effect on this proposal and abstentions will have the same effect as votes against this proposal.

The Board unanimously recommends that the Stockholders vote “FOR” the following resolution, which will be presented at the meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item  402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.

PROPOSAL THREE: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to the Act, we are providing for a non-binding stockholders vote on whether future Say-on-Pay Votes will occur every one, two or three years. In voting on this proposal, our stockholders will have the choice of recommending that Say-on-Pay Votes occur every one, two or three years, or abstaining from voting on this proposal.

Vote Required and Recommendation

As an advisory vote, this vote is also non-binding on the Company and the Board. However, as with the Say-on-Pay Vote described above, the Board will consider the outcome of the vote when making a future decision as to the frequency of Say-on-Pay Votes.

After careful consideration, the Board believes that submitting the advisory vote on our compensation program for named executive officers on an annual basis is appropriate for the Company and our stockholders at this time. We view the advisory vote on the compensation of our named executive officers as an additional opportunity for our stockholders to communicate with us regarding their views.

The Board unanimously recommends that the stockholders vote on the following resolution, which will be presented at the Annual Meeting, for a recommendation that the frequency of Say-on-Pay Vote occur “EVERY YEAR”:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables, be subject to an advisory vote of the Company’s stockholders every year.

Given the multiple voting choices available to our stockholders, it is possible that none of the alternatives of one, two or three years will receive a majority vote. It is unclear as to the exact legal effect of a Frequency Vote with such an outcome. Nevertheless, the Board considers this vote the equivalent of a poll of the stockholders and will consider the number of votes each alternative receives when making future decisions as to the timing of Say-on-Pay Votes.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Board has responsibility for establishing, implementing and continually monitoring executive compensation. The Board’s focus is to establish compensation at levels necessary to attract, retain and motivate the best possible executive talent. Historically, the Board has developed our executive compensation programs based on input from our Chief Executive Officer, the officers’ current compensation, our financial condition, our operating results, and individual performance.

Throughout this section, the individual who served as the Company’s chief executive officer during 2012, as well as the three other individuals included in the 2012 Summary Compensation Table included below, are referred to as our “Named Executive Officers.” For the fiscal year ended January 1, 2012, the principal components of compensation for Named Executive Officers consisted of base salary and discretionary cash bonuses.

2012 Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal years 2012 and 2011, ending December 30, 2012 and January 1, 2012, respectively.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Total ($)
Michael E. Reed	2012	$500,000	$800,000	(1)	$1,300,000
— Chief Executive Officer	2011	500,000	800,000	(2)	1,300,000
Melinda A. Janik	2012	275,000	125,000	(1)	400,000
— Senior Vice President and Chief Financial Officer	2011	275,000	125,000	(2)	400,000
Kirk Davis	2012	461,261	350,000	(1)	811,261	(3)
— President and Chief Operating Officer	2011	461,261	350,000	(2)	811,261	(4)
Polly Grunfeld Sack	2012	260,000	140,000	(1)	400,000
— Senior Vice President, General Counsel and Secretary	2011	260,000	140,000	(2)	400,000

(1)	This amount reflects the bonus amount earned and paid in 2012.

(2)	This amount reflects the bonus amount earned in 2011 and paid in 2012.

(3)

This amount does not include $15,117 representing the aggregate change in the actuarial present value of Mr. Davis’ accumulated benefit under the George W. Prescott Publishing Company Pension Plan, which was frozen effective December 31, 2008.

(4)

This amount does not include $8,527 representing the aggregate change in the actuarial present value of Mr. Davis’ accumulated benefit under the George W. Prescott Publishing Company Pension Plan, which was frozen effective December 31, 2008.

2012 Discretionary Cash Bonuses

Each of our Named Executive Officers is entitled to a discretionary annual bonus that is based upon the achievement of certain performance goals of the Company and individual, as agreed to by each Named Executive Officer and the Board. The annual bonus incentives are used to ensure that a portion of our Named Executive Officer’s compensation is at risk, and that each Named Executive Officer has the opportunity to receive a variable amount of compensation based on Board’s evaluation of our and the individual’s performance. The bonus is payable in our common stock or cash or a combination thereof, as determined by the Board, in its sole discretion unless otherwise limited by the terms of the applicable Employment Agreement. Any bonus that is payable in common stock vests over a specified period.

While the amount, if any, of an annual bonus is determined by the Board in its sole discretion, the Board has established an evaluation process used to assist in its decision-making process relating to the amount, if any, of the annual bonus for our Named Executive Officers. The evaluation process involves the following four steps:

(a)

Setting Company-wide Annual Performance Goals.    Early in each fiscal year, the Board and senior management establish annual performance measures for us. For a particular fiscal year, those performance measures may include one or any combination of the following: (i) net income or operating income (before or after taxes, interest, capital expenses, depreciation, amortization or nonrecurring or unusual items); (ii) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales or other financial criteria; (iii) revenue or net sales; (iv) gross profit or operating gross profit; (v) share price or total stockholder return; (vi) earnings per share; (vii) budget and expense management; or (viii) customer or product measures. In determining the extent to which the performance measures are met for a given period, the Board exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events.

(b)

Setting Individual Performance Measures.    As it sets our company-wide performance measures, the Board also establishes individual performance measures for each Named Executive Officer. These measures are used by the Board to evaluate individual performance beyond purely financial measures, and may include one or any combination of the following: (i) exceptional performance of each individual’s functional responsibilities; (ii) leadership; (iii) creativity; (iv) innovation; (v) collaboration; (vi) development and implementation of growth initiatives; and (vii) other activities that are critical to driving long-term value for stockholders.

(c)

Measuring Performance.    After the end of the fiscal year, the Board reviews our actual performance against each of the performance goals established at the outset of the year. The Board also makes an assessment of performance against the individual goals set at the outset of the year as well as each Named Executive Officer’s performance in relation to any extraordinary events or transactions. The Board does not apply a rigid set of rules for determining the relative importance of these factors. The Board may emphasize or weight particular factors differently for each Named Executive Officer and differently for each fiscal year.

For 2012, the Board considered the above factors and, on December 26, 2012, awarded the following discretionary cash bonuses to our Named Executive Officers as follows: Mr. Reed — $800,000; Ms. Janik — $125,000; Mr. Davis — $350,000; and Ms. Sack — $140,000.

Employment Agreements

On March 6, 2012, the Board approved and we entered into an amendment to the existing employment agreement with each of our Named Executive Officers, other than Ms. Janik. These amendments provide for enhanced severance benefits upon the executive’s involuntary termination of employment without “cause” or voluntary termination of employment for “good reason,” in each case, within 18 months of the earlier to occur of the commencement of any discussion with any individual or entity that ultimately results in a “change in control” (as defined in the Incentive Plan) or the occurrence of a change in control transaction. The amendments also added voluntary termination of employment for “good reason” as an event that would entitle the executive to non-enhanced severance that is unrelated to a change of control. The amendments also clarify our approach to compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and make conforming and clarifying changes to each of such executive’s restrictive covenants (such as non-competition, confidentiality and non-solicitation). No other changes were made to the existing employment agreements.

“Cause” is defined as: (a) a conviction of, guilty plea concerning or confession of any felony; (b) any act of dishonesty in connection with our business; (c) any uncured material breach by the executive of his or her employment agreement; (d) any material breach of any reasonable and lawful rule or directive from us; (e) the gross or willful neglect of duties or gross misconduct by the executive; or (f) the habitual use of drugs or habitual, excessive use of alcohol to the extent that any of such uses materially interferes with the performance of the executive’s duties under his or her employment agreement.

“Good reason” is defined as the occurrence of any one or more of the following at any time during the executive’s employment without the executive’s written consent: (a) the failure to maintain the executive in the same or better position with us which the executive held immediately prior to a change in control, or the removal of Executive as a member of the Board; (b) a significant adverse change in the nature or scope of the executive’s authorities, powers, functions, responsibilities or duties immediately prior to the change in control; (c) a reduction in the aggregate of the executive’s base salary or annual cash bonus; (d) a reduction in the executive’s long-term incentive compensation opportunity; (e) the termination or denial of the executive’s rights to retirement or welfare benefits or a reduction in the scope or value of such benefits (other than any a reduction that is generally applicable to all employees); (f) any change of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment immediately prior to a change in control; (g) any uncured failure to pay the executive any compensation when due; (h) the delivery to the executive of a written notice of the intent to terminate the executive’s employment for any reason, other than cause or disability, regardless of when such termination is intended to become effective; or (i) any failure by us to comply with any provision of the executive’s employment agreement.

The enhanced severance benefit consists of: (a) a monthly payment for a specified period (27 months for our Mr. Reed, 24 months for our Mr. Davis and 21 months for our Ms. Sack) equal to the executive’s monthly base salary and average monthly bonus (the average of the last three annual cash bonuses, or, if three annual cash bonuses have not been paid to the executive, the average of such bonuses that have been paid to the executive, in each case, divided by 12); (b) a pro-rated annual cash bonus for the year that the executive’s employment is terminated; (c) the accelerated vesting of any restricted stock awards that are unvested as of the date that the executive’s employment is terminated; (d) up to six months of outplacement services immediately following the executive’s termination of employment; and (e) up to 12 months of continued healthcare coverage.

The above description of the amendments is qualified in its entirety by the text of each respective amendment, which are attached as Exhibits 10.22, 10.23 and 10.25 to our Annual Report on Form 10-K filed on March 8, 2012.

Also on March 6, 2012, the Board approved and we entered into an employment agreement with Ms. Janik, our Senior Vice President and Chief Financial Officer. This employment agreement generally embodies the terms of that certain offer letter, dated December 23, 2008, filed as Exhibit 10.19 to our Annual Report on Form 10-K filed on March 13, 2009.

Under the employment agreement, Ms. Janik has the title of Senior Vice President and Chief Financial Officer and is entitled to continue to receive her current base salary at the annual rate of $275,000 (“Base Salary”). Ms. Janik is eligible to receive each fiscal year a bonus (for each such fiscal year, a “Bonus”), based on the achievement, as determined by the Board, of certain performance standards as agreed to by Ms. Janik and the Board. Such Bonus is payable in such combination of cash and shares of common stock of the Company (“Common Stock”) as determined by the Board, under the GateHouse Media, Inc. Omnibus Stock Incentive Plan (or any similar or successor plan) (the stock portion of any such Bonus being a “Restricted Stock Grant”). The number of shares comprising any Restricted Stock Grant shall be determined by dividing the applicable portion of the Bonus being awarded in Common Stock by the fair market value (as determined by the Board) of the Common Stock on the date of grant. The cash portion of each Bonus shall be paid to Ms. Janik within a reasonable time after the end of the fiscal year, but in no event later than four months following completion of the fiscal year to which such Bonus relates (“Outside Payment Date”). The Restricted Stock Grant portion of each Bonus shall be made on such date as the Board determines in its discretion, though no later than the applicable Outside Payment Date. No Bonus in respect of any fiscal year will be due to Ms. Janik unless she is employed by us on the last day of the fiscal year in respect of which the Bonus is awarded. As described below, Ms. Janik’s employment agreement has the same type of severance provisions as those that are in Ms. Sack’s employment agreement.

The above description of Ms. Janik’s employment agreement is qualified in its entirety by the text of such agreement, which is attached as Exhibit 10.24 to our Annual Report on Form 10-K filed on March 8, 2012.

Michael E. Reed

Mr. Reed is employed as our Chief Executive Officer pursuant to an employment agreement effective as of January 30, 2006, as amended on March 6, 2012. Under this agreement, he has the duties and responsibilities customarily exercised by the person serving as chief executive officer of our size and nature.

Pursuant to his employment agreement, which has an initial three-year term that automatically renews subject to the same terms and conditions for additional one-year terms unless either we or Mr. Reed gives notice of non-renewal within ninety days prior to the end of the term, Mr. Reed receives an annual base salary of

$500,000. Mr. Reed also is eligible for an annual, performance-based bonus. The agreement provides that Mr. Reed is eligible to receive an annual target bonus of $200,000 upon the achievement of certain performance goals agreed to by Mr. Reed and the Board. The bonus is payable in either our common stock or cash in the discretion of the Board, provided that no more than 50% of the bonus shall be payable in our common stock without Mr. Reed’s approval.

Melinda A. Janik

On March 6, 2012, the Board approved and we entered into an employment agreement with Ms. Janik. This employment agreement is generally consistent with the prior offer letter between Ms. Janik and us. Under her employment agreement, Ms. Janik is entitled to receive a base salary of $275,000. Ms. Janik is also eligible to receive an annual bonus based on the achievement of certain performance requirements and satisfaction of a continuous employment requirement, as determined by the Board. Such annual bonus is payable in such combination of cash and shares of our common stock under the Incentive Plan, as determined by the Board. Ms. Janik will be entitled to all of the usual benefits offered to employees at the executive level, including vacation, sick time, participation in our medical, dental and insurance programs, as well as the ability to participate in our 401(k) retirement savings plan. We will also reimburse Ms. Janik for any expenses reasonably and necessarily incurred by her in furtherance of her duties under the employment agreement.

Ms. Janik’s employment may be terminated (a) by us for “cause” (as such term is defined above); (b) by us at any time without “cause”; or (c) by Ms. Janik at any time. If Ms. Janik’s employment with us is terminated by us for “cause,” she shall not be entitled to any further compensation or benefits other than accrued but unpaid base salary and accrued and unused vacation pay through the date of such termination (collectively, the “Accrued Benefits”).

If Ms. Janik’s employment is terminated by us other than for “cause,” and not within 18 months of a “change in control” (as such term is defined above), then she shall be entitled to, upon providing us with a signed release of claims and subject to Ms. Janik’s continued compliance with restrictive covenants and confidentiality provisions of the employment agreement: (a) the Accrued Benefits, (b) an amount equal to 12 months base salary payable in the same manner as provided under the employment agreement, (c) any declared annual bonus not yet paid, and (d) continuation of her coverage under our medical plan for 12 months from the date of such termination. If Ms. Janik’s employment is terminated by us without “cause” or Ms. Janik terminates her employment for “good reason” (as such term is defined above), in each case, within 18 months of the earlier to occur of the commencement of any discussion with any individual or entity that ultimately results in a change in control or the occurrence of a change in control transaction, Ms. Janik could become eligible to receive the same enhanced severance benefits described above in connection with the amendment to Ms. Sack’s employment agreement.

Unless Ms. Janik breaches one of the restrictive covenants contained in the employment agreement, the payments described in the termination provisions in the employment agreement shall be paid over a period of 12 months commencing on the date of Ms. Janik’s termination of employment with us; provided that if such termination is by Ms. Janik for “good reason” or occurs within 18 months of a “change in control,” such payments shall be paid over a 21-month period.

Kirk Davis

Mr. Davis is employed as our President and Chief Operating Officer pursuant to an employment agreement effective as of January 9, 2009, as amended on March 6, 2012. Under this agreement, he has the duties and responsibilities customarily exercised by the person serving as president and chief operating officer of a company of our size and nature.

Pursuant to his employment agreement, which has no guaranteed term of employment or renewal provision, Mr. Davis’ annual base salary shall be reviewed on an annual basis and adjusted in our sole discretion. Mr. Davis also is eligible for an annual bonus, based on the achievement, as determined by the Board in its sole discretion, of certain performance standards agreed to by Mr. Davis and the Board. Such bonus may be paid in such combination of cash and shares of our common stock as determined by the Board, in its sole discretion under the Incentive Plan (or any similar or successor plan).

Polly G. Sack

Ms. Sack is employed as our Senior Vice President, Secretary and General Counsel pursuant to an employment agreement effective as of May 17, 2006, as amended on March 6, 2012. Under this agreement, she has the duties and responsibilities customarily exercised by the person serving as chief legal officer of a company of our size and nature.

Pursuant to her employment agreement, which has no guaranteed term of employment or renewal provision, Ms. Sack’s annual base salary shall be reviewed on an annual basis and adjusted in our sole discretion. Ms. Sack also is eligible for an annual, performance-based bonus, without a target level, based upon the achievement of certain performance goals agreed to by Ms. Sack and the Board. Such bonus may be a Restricted Stock Bonus as determined by the Board and without restriction as to the relative proportions of common stock or cash comprising such bonus. Ms. Sack’s employment agreement also provided for the reimbursement of her reasonable relocation expenses.

General

The employment agreements with the Named Executive Officers are referred to collectively as the “Employment Agreements.” Our Named Executive Officers have restrictive covenants in the Employment Agreements and/or their management stockholder agreements for our benefit relating to non-competition during the term of employment and for the one year period following termination of their employment for any reason. Each of the Employment Agreements also contains restrictive covenants relating to non-solicitation of our employees, directors, agents, clients, customers, vendors, suppliers or consultants during the term of employment and for the one year period following termination of their employment for any reason.

No Equity Compensation Granted During 2012 and

No Outstanding Equity Awards at Fiscal Year-End

We did not grant any equity compensation to our Named Executive Officers during the fiscal year ending December 30, 2012. No equity awards were outstanding at the end of fiscal 2012.

Retirement Benefits

We maintain one defined benefit plan, the George W. Prescott Publishing Company Pension Plan (the “Prescott Pension Plan”). The Prescott Pension Plan benefits the employees of the George W. Prescott Publishing Company by providing funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. Benefits under the Prescott Pension Plan are funded by an irrevocable tax-exempt trust. An executive’s benefits under the Prescott Pension Plan are payable from the assets held by a tax-exempt trust, and are based on earnings up to a compensation limit under the Internal Revenue Code (which was $230,000 in 2008).

Effective December 31, 2008, the Prescott Pension Plan was amended to freeze benefit accruals and participation. The only Named Executive Officer who has benefits in the Prescott Pension Plan is Mr. Davis. The terms and conditions below relate solely to participants in the Prescott Pension Plan.

The “Normal Retirement Benefit” is expressed as an annual single life annuity payable from normal retirement age for the remainder of his life. The benefit under the Prescott Pension Plan is equal to an amount equal to the sum of (i) and (ii):

(i) an amount equal to the product of:

(a) 0.5% of Mr. Davis’ Average Compensation not in excess of the covered compensation base plus 1% of his Average Compensation in excess of the covered compensation base; and

(b) Mr. Davis’ years of Accrued Service (not in excess of 40).

(ii) an amount equal to the product of:

(a) 0.67% of Mr. Davis’ Average Compensation; and

(b) Mr. Davis’ years of Accrued Service in excess of 40.

“Average Compensation” means the average of Mr. Davis’ highest compensation paid during any five consecutive plan years of the ten plan years prior to December 31, 2008. “Compensation” means Mr. Davis’ total compensation in a plan year, excluding any bonuses, any overtime payments, and employer contributions under the Prescott Pension Plan or under any other employee benefit plan of an affiliated company. Pay in excess of the Internal Revenue Code Section 401(a)(17) limit, is not considered. “Accrued Service” is the total number of years prior to January 1, 2009 (June 1, 2009 for IBT Union employees), during which the executive has completed at least 1,000 Hours of Service.

If Mr. Davis retires after reaching the age of 60 and has completed five years of vesting service, he is entitled to the benefit amount. However, the benefit amount will be reduced 0.56% for each month his retirement precedes his reaching the age of 65.

In the event Mr. Davis dies prior to the commencement of benefit payments, his spouse will be eligible for a death benefit protection. This provides that if Mr. Davis and spouse were married for at least one year prior to his date of death, then the spouse of Mr. Davis shall receive a survivor annuity which is equal to 50% of the pension Mr. Davis would have received had he retired on his date of death or age 60, if later, with a joint and 50% survivor annuity option.

If Mr. Davis dies after payment of his benefit under the Prescott Pension Plan has commenced, the death benefit payable, if any, shall be determined in accordance with the form in which the benefit was being paid. The pension benefit under the Prescott Pension Plan is reduced if paid before normal retirement age. The pension benefit is defined as a single life annuity. Optional annuity forms which are approximately equal in value are also available.

Potential Payments Upon Resignation, Termination or Change in Control

Each of our Named Executive Officers is entitled to receive amounts earned during his or her term of employment regardless of the manner in which the Named Executive Officer’s employment is terminated. These amounts include accrued but unpaid base salary and accrued and unused vacation pay through the date of such termination (the “Accrued Benefits”). In addition, each of our Named Executive Officers may receive compensation under the terms of our Management Stockholder Agreements or the Incentive Plan, as well as under the terms of their respective employment agreements.

The Management Stockholder Agreements with each of Mr. Reed and Ms. Sack contains a call option exercisable at our discretion pursuant to which we may purchase the shares of non-forfeited common stock which are subject to the Management Stockholder Agreement upon termination of his or her employment for any reason (the “Call Option”). The amount we will pay is determined as follows: (a) in the case of a termination for cause, the lower of the purchase price of one thousand dollars ($1,000) per share or the fair market value (as determined by the Board) or (b) in the case of a termination for any reason other than cause, the fair market value (as determined by the Board).

Additionally, under the Incentive Plan, if a Named Executive Officer’s employment is terminated for any reason, we will immediately repurchase any remaining unvested restricted shares at a price equal to the par value ($.01) per share (the “Repurchase Obligation”).

Payments Made Upon Termination for Cause or Resignation without Good Reason

If the Named Executive Officer’s employment is terminated by the Company for cause or he or she voluntarily resigns without “good reason” (as such term is defined above), he or she would not be entitled to any further compensation or benefits other than Accrued Benefits. The Named Executive Officer would also forfeit all unvested shares subject to his or her initial stock grant and any restricted stock bonuses and, in the case of termination due to an act of dishonesty committed in connection with our business, he or she would forfeit all shares subject to his or her initial stock grant and any restricted stock bonuses. Under the Management Stockholder Agreements, we may exercise our Call Option. Under the Incentive Plan, we will purchase any remaining unvested restricted shares pursuant to our Repurchase Obligation.

Payments Made Upon Termination without Cause or Termination for Good Reason Unrelated to a Change in Control

If the Named Executive Officer’s employment is terminated by the Company other than for Cause or is terminated by the Named Executive Officer for “good reason” (as such term is defined above) unrelated to a Change in Control, in each case, not within 18 months of the earlier to occur of the commencement of any discussion with any individual or entity that ultimately results in a change in control or the occurrence of a change in control transaction (this period is referred to as the “Protection Period”), then he or she shall be entitled to:

(a) the Accrued Benefits;

(b) an amount equal to 12 months current base salary;

(c) the annual bonus, including any declared bonus not yet paid;

(d) continuation of health benefits at the same levels until the earlier of: (i) the time it takes the Named Executive Officer to become eligible for benefits from a new employer; or (ii) 12 months from the date of termination;

(e) the shares subject to the initial stock grant and any additional restricted stock bonuses that would have vested on the next anniversary date following the date of such termination, but in no event less than one-third (1/3) each of the shares to the initial stock grant and any additional restricted stock bonuses; and

(f) with respect to each of Mr. Reed and Ms. Sack only, under the Management Stockholder Agreement, we may exercise our Call Option.

Payments Made Upon Termination without Cause or Termination for Good Reason following a Change in Control

If the Named Executive Officer’s employment is terminated by the Company other than for Cause or is terminated by the Named Executive Officer for Good Reason following a Change in Control, in each case within the Protection Period, then he or she shall be entitled to:

(a) the Accrued Benefits;

(b) an amount equal to:

i.	with respect to Mr. Reed, 27 months Base Salary plus Average Monthly Bonus (as defined in the Employment Agreements) current base salary;

ii.	with respect to Mr. Davis, 24 months Base Salary plus Average Monthly Bonus; and

iii.	with respect to each of Ms. Janik and Ms. Sack, 21 months Base Salary plus Average Monthly Bonus.

(c) a pro-rated bonus for the year of termination;

(d) the vesting portion of the shares of any Restricted Stock Grant and the Initial Restricted Stock Grant, respectively, that are not vested as of the date of termination, if the date of termination is within 12 months of the Change in Control;

(e) up to 6 months of outplacement services;

(f) continuation of health benefits at the same levels until the earlier of: (i) the time it takes the Named Executive Officer to become eligible for benefits from a new employer; or (ii) 12 months from the date of termination; and

(g) the shares subject to the initial stock grant and any additional restricted stock bonuses that would have vested on the next anniversary date following the date of such termination, but in no event less than one-third (1/3) each of the shares to the initial stock grant and any additional restricted stock bonuses, if the date of termination is not within 12 months of the Change in Control; and

(h) with respect to each of Mr. Reed and Ms. Sack only, under the Management Stockholder Agreement, we may exercise our Call Option.

Payments Made Upon Resignation, Death or Disability

If the Named Executive Officer’s employment is terminated by reason of voluntary resignation (other than a voluntary termination for good reason), death or Disability (as defined in the Employment Agreements), he or she would not be entitled to receive any further compensation or benefits other than the Accrued Benefits. If any Named Executive Officer fails to perform his or her duties as a result of Disability or incapacity, he or she shall continue to receive his or her Base Salary and all other benefits and all other compensation unless and until his or her employment is terminated. If the Named Executive Officer’s employment is terminated by reason of death or Disability, we may exercise our Repurchase Obligation under the Incentive Plan. In addition, under the Management Stockholder Agreements, we may exercise our Call Option.

Under the Incentive Plan, if the Named Executive Officer’s employment is terminated by reason of death or Disability, he or she shall be entitled to the restricted shares that would have vested on the next vesting date following the date of such termination. In addition, we will purchase any remaining unvested restricted shares pursuant to our Repurchase Obligation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the “Exchange Act” requires our directors and executive officers, as well as each person or group holding more than 10% of our common stock, to file reports of ownership and changes in ownership of our equity securities with the SEC. During 2012, all of our directors, executive officers and persons or groups holding more than 10% of our common stock complied in a timely manner with the filing requirements of Section 16(a) of the Exchange Act. In making this statement, we relied solely on the written representations of our directors, executive officers and persons or groups holding more than 10% of our common stock and copies of the reports that they have filed with the SEC.

0

GATEHOUSE MEDIA, INC.

PROXY/VOTING INSTRUCTION CARD

PROXY SOLICITED BY THE BOARD FOR ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints GARRETT CUMMINGS and MONICA TREVISO, or either of them, each with full power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of common stock of GateHouse Media, Inc. that the undersigned would be entitled to vote if personally present at he Annual Meeting of Stockholders of GateHouse Media, Inc., to be held in the Board Room at GateHouse Media, Inc., located at 350 WillowBrook Office Park, Fairport, NY 14450 on Thursday, May 23, 2013 at 9:00 a.m., local time, including any adjournment and postponements thereof, upon the matters set forth on the revers side and more fully described in the notice of meeting and proxy statement for said Annual Meeting, and in their discretion upon all other matters that may properly come before said Annual Meeting. This Proxy revokes any prior Proxy given by the undersigned.

(Continued and to be signed on the reverse side)

COMMENTS:

14475

ANNUAL MEETING OF STOCKHOLDERS OF

GATEHOUSE MEDIA, INC.

May 23, 2013

TO BE HELD AT 9:00 AM FOR HOLDERS OF RECORD AS OF MARCH 25, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The proxy statement, including the notice of meeting, and annual report are available at http://investors.gatehousemedia.com/annuals.cfm

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

GATEHOUSE MEDIA, INC.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00030304000000001000 9

052313

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “1 YEAR” FOR PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

FOR AGAINST ABSTAIN

2. APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION. FOR AGAINST ABSTAIN

3. APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

1 year 2 years 3 years ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION, 1 YEAR FOR THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Annual Meeting may be held as scheduled only if a majority of shares outstanding are represented at the Annual meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

Signature of Stockholder Date:

Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

GATEHOUSE MEDIA, INC.

May 23, 2013

TO BE HELD AT 9:00 AM FOR HOLDERS OF RECORD AS OF MARCH 25, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The proxy statement, including the notice of meeting, and annual report are available at http://investors.gatehousemedia.com/annuals.cfm

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030304000000001000 9

052313

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “1 YEAR” FOR PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. FOR AGAINST ABSTAIN

2. APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION. FOR AGAINST ABSTAIN

3. APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

1 year 2 years 3 years ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION, 1 YEAR FOR THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Annual Meeting may be held as scheduled only if a majority of shares outstanding are represented at the Annual meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

Signature of Stockholder Date:

Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.